As filed with the Securities and Exchange Commission on January 26, 2012

Registration No. 333-178019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	20-8947689 (I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

(763) 235-3540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manny Villafaña

Chairman and Chief Executive Officer

Kips Bay Medical, Inc.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

(763) 235-3540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert K. Ranum, Esq. Thomas Steichen, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402 (612) 492-7000	Rebekah J. Toton, Esq. O’Melveny & Myers LLP 1625 Eye St., N.W. Washington, D.C. 20006 (202) 383-5107

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated	Non-accelerated filer ☐	Smaller reporting
	filer ☐	(Do not check if a smaller reporting company)	company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement is being filed solely to include an updated consent of the Company’s independent registered public accounting firm as set forth in Exhibit 23.1.

Item 16.     Exhibits and Financial Statement Schedules.

(a)   Exhibits.

The exhibits to this Amendment No. 1 to Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

(b)   Financial Statements Schedules.

All financial statement schedules are omitted because they are not applicable or not required or because the required information is included in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment No. 1 to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on this 26TH day of January, 2012.

Kips Bay Medical, Inc.
By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, Chief Executive Officer, and Director	January 26, 2012
Manny Villafaña	(principal executive officer)

/s/ Scott Kellen	Chief Financial Officer and Vice President of Finance	January 26, 2012
Scott Kellen	(principal financial officer and principal accounting officer)

*	Director	January 26, 2012
Arch C. Smith

*	Director	January 26, 2012
Robert E. Munzenrider

*	Director	January 26, 2012
Robert J. Sheehy

* By:	/s/ Scott Kellen
Scott Kellen, as attorney-in-fact

Kips Bay Medical, Inc.

Registration Statement On Form S-1

Exhibit Index

Exhibit Number		Description of Exhibit
3.1		Certificate of Incorporation of the Registrant.(a)

3.2		Amended and Restated Bylaws of the Registrant.(g)

4.1		Form of Common Stock Certificate.(c)

4.2		Registration Rights Agreement, dated as of October 24, 2011, by and between the Company and Aspire Capital Fund, LLC (Exhibit 4.1)(j)

5.1		Opinion of Fredrikson & Byron, P.A.(previously filed)

10.1		Lease Agreement by and between the Registrant and St. Paul Properties, Inc., as assigned to St. Paul Fire and Marine Insurance Company, dated as of July 26, 2007.(a)

10.2		Investment Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of July 19, 2007.(b)

10.3		Loan and Security Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of June 19, 2007.(a)

10.4		First Secured Convertible Promissory Note executed by the Registrant in favor of Kips Bay Investments, LLC, dated as of July 19, 2007.(a)

10.5		Second Secured Convertible Promissory Note executed by the Registrant in favor of Kips Bay Investments, LLC, dated as of July 19, 2007.(a)

10.6		Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of February 12, 2010.(a)

10.7		Debt Conversion Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of February 12, 2010.(a)

10.8		Assignment and License Agreement by and between the Registrant and Medtronic, Inc., dated as of October 9, 2007.(d)

10.9		Assignment by Medtronic, Inc. to the Registrant, dated as of August 26, 2008.(a)

10.10		Trademark Transfer Agreement by Medtronic, Inc. to the Registrant, dated as of October 10, 2007.(a)

10.11	@	Employment Agreement by and between the Registrant and Manuel A. Villafaña, dated as of July 19, 2007.(a)

10.12	@	Employment Agreement by and between the Registrant and Michael Winegar, dated as of September 1, 2007.(a)

10.13	@	Employment Agreement by and between the Registrant and Scott Kellen, dated as of February 8, 2010.(a)

10.14		Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers.(c)

10.15	@	Change in Control Agreement by and between the Registrant and Manuel A. Villafaña, dated as of September 12, 2008.(a)

10.16	@	Change in Control Agreement by and between the Registrant and Michael Winegar, dated as of September 12, 2008.(a)

10.17	@	Change in Control Agreement by and between the Registrant and Scott Kellen, dated as of February 8, 2010.(a)

10.18	@	2007 Long-Term Incentive Plan.(a)

10.19	@	Form of Incentive Stock Option Agreement under the 2007 Long-Term Incentive Plan.(a)

10.20	@	Form of Non-Qualified Stock Option Agreement under the 2007 Long-Term Incentive Plan.(a)

10.21	@	Form of Restricted Stock Agreement under the 2007 Long-Term Incentive Plan.(a)

10.22		Letter by and between the Registrant and Kips Bay Investments, LLC dated May 19, 2010.(b)

10.23		Indemnification Agreement between the Registrant and Manny Villafaña.(c)

10.24		Indemnification Agreement between the Registrant and Michael P. Winegar.(c)

10.25		Indemnification Agreement between the Registrant and Scott Kellen.(c)

10.26		Indemnification Agreement between the Registrant and Arch C. Smith.(f)

10.27		Indemnification Agreement between the Registrant and Robert E. Munzenrider.(f)

10.28		Indemnification Agreement between the Registrant and Robert J. Sheehy.(f)

10.29		Assignment by Medtronic, Inc. to the Registrant, dated as of October 10, 2007.(c)

10.30		Consulting Agreement by and between the Registrant and Symbios Clinical, Inc., dated as of July 21, 2008.(c)

10.31		CRO Services Agreement by and between the Registrant and Symbios Clinical, Inc., dated as of March 25, 2010.(c)

10.32		Amendment No. 1 to Lease by and between the Registrant and St. Paul Fire and Marine Insurance Company, dated as of June 14, 2010.(d)

10.33		Distribution Agreement by and between the Registrant and LeviBiotech s.r.l., dated July 1, 2010.(e)

10.34		Distribution Agreement by and between the Registrant and Master Surgery Systems AS, dated November 22, 2010.(e)

10.35		Distribution Agreement by and between the Registrant and Pacific Medical Systems Ltd., dated October 12, 2010.(e)

10.36		Distribution Agreement by and between the Registrant and Systemed A.E., dated November 22,

2010.(e)

10.37		Distribution Agreement by and between the Registrant and Transmedic PTE Ltd., dated August 2, 2010.(e)

10.38		Distribution Agreement by and between the Registrant and Advanced Biomedical Pty Ltd., dated July 22, 2010.(e)

10.39		Distribution Agreement by and between the Registrant and Biomed, S.A., dated July 12, 2010.(e)

10.40		Distribution Agreement by and between the Registrant and Calmedical Ltd., dated June 17, 2010.(e)

10.41		Distribution Agreement by and between the Registrant and Cardiac Services Ltd., dated November 22, 2010.(e)

10.42		Distribution Agreement by and between the Registrant and F.O.C.S. Gmbh, dated June 17, 2010.(e)

10.43		Distribution Agreement by and between the Registrant and Fehling Instruments Middle East F.Z.C., dated September 1, 2010.(e)

10.44		Distribution Agreement by and between the Registrant and Krijnen Medical Innovations B.V., dated June 17, 2010.(e)

10.45		Distribution Agreement by and between the Registrant and ERA Foreign Trade Ltd., dated October 27, 2010.(e)

10.46		Distribution Agreement by and between the Registrant and Sygan Medical Gmbh, dated January 11, 2011.(f)

10.47	@	Employment Agreement by and between Registrant and Michael Reinhardt dated May 2, 2011(h)

10.48	@	Employment Agreement by and between Registrant and Randy LaBounty dated May 2, 2011(h)

10.49	@	Change in Control Agreement by and between Registrant and Michael Reinhardt dated May 2, 2011(h)

10.50	@	Change in Control Agreement by and between Registrant and Randy LaBounty dated May 2, 2011(h)

10.51		Amendment No. 2 to Lease by and between the Company and St. Paul Properties, Inc., as assigned to St. Paul Fire and Marine Insurance Company, dated as of May 25, 2011(i)

10.52		Sublease Agreement by and between the Company and New Horizon Enterprises, Ltd. dated June 2, 2011(i)

10.53		Common Stock Purchase Agreement, dated as of October 24, 2011, by and between the Company and Aspire Capital Fund, LLC (Exhibit 10.1)(j)

10.54		Engagement and Fee Letter, dated as of October 13, 2011, by and between the Company and Cohen and Company Capital Markets, LLC (Exhibit 10.2)(j)

21		Subsidiaries of the Registrant (previously filed)

23.1		Consent of Ernst & Young LLP, independent registered public accounting firm+

23.2	Consent of Fredrikson & Byron, P.A. (previously filed)

24.1	Powers of Attorney (previously filed)

+              Filed herewith.

@            Denotes management compensation plan or contract.

(a)           Incorporated by reference to the Registrant’s registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

(b)           Incorporated by reference to the Registrant’s amendment no. 1 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on May 20, 2010.

(c)           Incorporated by reference to the Registrant’s amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

(d)           Incorporated by reference to the Registrant’s amendment no. 4 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on August 12, 2010.

(e)           Incorporated by reference to the Registrant’s amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

(f)            Incorporated by reference to the Registrant’s amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

(g)           Incorporated by reference to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011.

(h)           Incorporated by reference to the Registrant’s quarterly report on Form 10-Q for the quarter ended April 2, 2011 filed with the SEC on May 12, 2011.

(i)            Incorporated by reference to the Registrant’s quarterly report on Form 10-Q for the quarter ended July 2, 2011 filed with the SEC on August 10, 2011.

(j)            Incorporated by reference to the Registrant’s current report on Form 8-K filed with the SEC on October 25, 2011.